NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC.
COMPLETES SALE OF WEST KILLEEN MARKET
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AUSTIN, TX, May 27, 2025 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus”) today announced that it has completed the previously disclosed sale of its 100% owned, stabilized West Killeen Market retail property for $13.3 million, generating pre-tax net cash proceeds of approximately $7.8 million, after transaction expenses and payment of the remaining $5.2 million project loan. The sales price of West Killeen Market is a premium to the gross value presented in Stratus’ net asset value calculation as of December 31, 2024, as reflected in Stratus’ Investor Presentation dated March 28, 2025.

West Killeen Market was Stratus’ H-E-B grocery shadow-anchored retail project in Killeen, Texas, near Fort Cavazos. In 2015, Stratus acquired approximately 21 acres in Killeen and simultaneously sold 11 acres to H-E-B for a 90,000 square-foot grocery store. Construction at West Killeen Market, consisting of 44,493 square feet of commercial space and three pad sites adjacent to the H-E-B grocery store, was completed and the H-E-B grocery store opened in 2017. The three pad sites were sold between 2020 and 2022.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “The sale of West Killeen Market at a premium to the gross value highlights our team’s ability to successfully execute on our strategy of identifying and realizing value in our Texas markets through disciplined development and asset management. This transaction monetized a key asset and allowed us to fully repay the project loan, strengthening our financial position and further enhancing shareholder value. I am proud of our team’s dedication and expertise, which continue to drive meaningful results for the Company and our shareholders.”

About Stratus
Stratus Properties Inc. is engaged primarily in the entitlement, development, management, leasing and sale of multi-family and single-family residential and commercial real estate properties in the Austin, Texas area and other select markets in Texas. In addition to its developed properties, Stratus has a development portfolio that consists of approximately 1,500 acres of commercial and residential projects under development or undeveloped land held for future use. Stratus’ commercial real estate portfolio consists of stabilized retail properties or future retail and mixed-use development projects with no commercial office space. Stratus generates revenues and cash flows from the sale of its developed and undeveloped properties, the lease of its retail, mixed-use and multi-family properties and development and asset management fees received from its properties.

CAUTIONARY STATEMENT
This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” “target,” “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements.

Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to implement its business strategy successfully, including its ability to develop, construct and sell or lease properties on terms its Board of Directors considers acceptable, increases in operating and construction costs, including real estate taxes, maintenance and insurance costs, and the cost of building materials and labor, elevated inflation and interest rates, the effect of changes in tariffs and trade policies, including threatened tariffs, supply chain constraints, defaults by contractors and subcontractors, declines in the market value of Stratus’ assets, market conditions or corporate developments that could preclude, impair or delay any opportunities with respect to plans to sell, recapitalize or refinance properties, a decrease in the demand for real estate in select markets in Texas where Stratus operates, particularly in Austin, changes in economic, market, tax, business and geopolitical conditions, potential U.S. or local economic downturn or recession, Stratus’ ability to obtain various entitlements and permits, changes in laws, regulations or the regulatory environment affecting the development of real estate, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2024, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.